AMENDED AND RESTATED BYLAWS OF PROTEIN DESIGN LABS, INC.

ARTICLE I

OFFICES

Section 1. Principal Executive Office. The Board of Directors shall fix the location of the principal executive office of the Corporation at any place within or outside the State of Delaware. The Board of Directors shall fix and designate a registered business office and registered agent in the State of Delaware regardless of whether the Corporation maintains a place of business there.

Section 2. Other Offices. The Board of Directors may at any time establish branch or subordinate offices at any place or places where the Corporation is qualified to do business.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the Corporation.

Section 2. Annual Meetings. The annual meetings of stockholders shall be held on such day and at such hour as may be fixed by the Board of Directors within thirteen months subsequent to the later of the date of incorporation of the Corporation or the last annual meeting of stockholders. At such meeting, directors shall be elected and any other proper business may be transacted.

Section 3. Special Meeting. A special meeting of the stockholders for any purpose or purposes described in the notice of the meeting may be called at any time by a majority of the number of authorized directors of the Board of Directors or the holders of not less than a majority of the number of shares entitled to vote at the meeting. Notice of such special meeting shall be given in the same manner as for the annual meeting of stockholders.

Section 4. Notice of Stockholders' Meetings. All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 5 of this Article II not fewer than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters which the Board of Directors, at the time of giving the notice, intends to present for action by the stockholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election.

Section 5. Manner of Giving Notice; Affidavit of Notice. Written notice of any meeting of stockholders shall be given. If mailed, notice shall be deemed to have been given at the time when delivered personally or deposited in the United States mail, postage prepaid.

An affidavit of the mailing or other means of giving any notice of any stockholders' meeting shall be executed by the secretary, assistant secretary, or any transfer agent of the Corporation giving the notice, and shall be filed and maintained in the minute book of the Corporation.

Section 6. Quorum. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of stockholders shall constitute a quorum for the transaction of business. If a quorum shall fail to attend any meeting, the chairperson of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

Section 7. Conduct of the Stockholders' Meeting. At every meeting of the stockholders, the Chairperson of the Board of Directors, or in his or her absence, the Chief Executive Officer of the Corporation, or in his or her absence, the person designated by the Chairperson of the Board of Directors, or in the absence of such designation, a chairperson chosen by the majority of the voting shares represented in person or by proxy, shall act as Chairperson of the meeting. The Secretary of the Corporation or a person designated by the Chairperson of the meeting shall act as Secretary of the meeting. Unless otherwise approved by the Chairperson, attendance at the Stockholders' Meeting is restricted to stockholders of record, persons authorized in accordance with Section 14 of this Article II to act by proxy, and officers of the Corporation.

Section 8. Conduct of Business. The Chairperson of the meeting shall call the meeting to order, establish the agenda, and conduct the business of the meeting in accordance therewith or, at the Chairperson's discretion, it may be conducted otherwise in accordance with the wishes of the stockholders in attendance. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

The Chairperson of the meeting shall also conduct the meeting in an orderly manner, rule on the precedence of, and procedure on, motions and other procedural matters, and exercise discretion with respect to such procedural matters with fairness and good faith toward all those entitled to take part. The Chairperson may impose reasonable limits on the amount of time taken up at the meeting on discussion in general or on remarks by any one stockholder. Should any person in attendance become unruly or obstruct the meeting proceedings, the Chairperson shall have the power to have such person removed from participation. Notwithstanding anything in the bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 8 and Section 9, below. The Chairperson of a meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 8 and Section 9, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 9. Notice of Stockholder Business. At an annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) properly brought before the meeting by or at the direction of the Board of Directors, (c) properly brought before an annual meeting by a stockholder, or (d) properly brought before a special meeting by a stockholder, but if, and only if, the notice of a special meeting provides for business to be brought before the meeting by stockholders. For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder proposal to be presented at an annual meeting shall be received at the Corporation's principal executive office not less than one hundred twenty (120) calendar days in advance of the date that the Corporation's (or the Corporation's predecessor's) proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders. However, if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year's proxy statement, or in the event of a special meeting, notice by the stockholder to be timely must be received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual or special meeting (a) a brief description of the business desired to be brought before the annual or special meeting and the reasons for conducting such business at the annual or special meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.

Section 10. Adjourned Meetings and Notice Thereof. When a stockholders' meeting is adjourned to another time or place, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken; except that if the adjournment is for more than thirty (30) days or if the Board of Directors shall set a new record date, notice of any adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with Sections 4 and 5 of this Article II.

At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

Section 11. Voting. Except as otherwise required by the Certificate of Incorporation or the General Corporation Law of Delaware, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of stockholders. All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairperson of the meeting. The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Each inspector shall:

(a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

(b) Receive votes, ballots, or consents;

(c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d) Count and tabulate all votes or consents;

(e) Determine when the polls shall close;

(f) Determine the results; and

(g) Do any other acts that may be proper to conduct the elections or votes with fairness to all stockholders.

Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal but if the stockholder fails to specify the number of shares such stockholder is voting affirmatively, it shall be conclusively presumed that the stockholder's approving vote is with respect to all shares said stockholder is entitled to vote.

All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

Section 12. Waiver of Notice or Consent by Absent Stockholders. The transactions of any meeting of stockholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of stockholders. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when a person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting.

Section 13. Stockholder Action by Written Consent. Any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the actions so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. All such consents shall be filed with the Secretary of the Corporation and shall be maintained in the corporate records. Prompt notice of the taking of a corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 14. Proxies. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile transmission or other reproduction shall be a complete reproduction of the entire original writing or transmission. A validly executed proxy which does not state that it is irrevocable and is not coupled with an interest shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of three years from the date of the proxy, unless otherwise provided in the proxy.

Section 15. Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

ARTICLE III

BOARD OF DIRECTORS

Section 1. Powers. Subject to the limitations stated in the Certificate of Incorporation, these bylaws, and the General Corporation Law of Delaware as to actions which shall be approved by the stockholders or by the affirmative vote of a majority of the outstanding shares entitled to vote, all corporate powers shall be exercised by, or under the direction of, and the business and affairs of the Corporation shall be managed by, the Board of Directors.

Section 2. Number and Term of Office. The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). The directors shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the 1993 annual meeting of stockholders, the term of office of the second class to expire at the 1994 annual meeting of stockholders and the term of office of the third class to expire at the 1995 annual meeting of stockholders. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation or removal of any director.

Section 3. Vacancies and Newly Created Directorships. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, removal from office, disqualification or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 4. Resignations. Any director may resign effective on giving written notice to the Chairperson of the Board, the Chief Executive Officer, the Secretary, or the Board of Directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

Section 5. Place of Meetings and Meetings by Telephone. Meetings of the Board of Directors shall be held at any place within or without the State of Delaware which may be designated in the notice of the meeting, or, if not stated in the notice or there is no notice, designated by resolution of the Board. In the absence of such designation, meetings of the Board of Directors shall be held at the principal executive office of the Corporation. Members of the Board may participate in a regular or special meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting pursuant to this Section 5 of this Article III constitutes presence in person at such meeting.

Section 6. Annual Meeting. Immediately following each annual meeting of stockholders, the Board of Directors shall hold a regular meeting for the purpose of organization, the election of officers and the transaction of other business. No notice of such meeting need be given.

Section 7. Other Regular Meetings. The Board of Directors may provide by resolution the time and place for the holding of regular meetings of the Board; provided, however, that if the date so designated falls upon a legal holiday, then the meeting shall be held at the same time and place on the next succeeding day which is not a legal holiday. No notice of such regular meetings of the Board need be given.

Section 8. Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairperson of the Board or the Chief Executive Officer or the President or any Vice President or the Secretary or any two directors.

Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the Corporation. In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. In case the notice is delivered personally, or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the Corporation.

Section 9. Quorum. A majority of the total number of authorized directors shall constitute a quorum for all purposes at any meeting of the Board of Directors. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 10. Waiver of Notice. Notice of a meeting shall be deemed given to any director who attends the meeting without protesting before or at its commencement, the lack of notice to such director.

The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 11. Adjournment. Any meeting of the Board of Directors, whether or not a quorum is present, may be adjourned to another time and place by the vote of a majority of the votes of the directors present. If a meeting is adjourned for more than twenty-four (24) hours, notice of the time and place of the reconvened adjourned meeting shall be given to directors absent at the time of adjournment before the time of the reconvened adjourned meeting.

Section 12. Conduct of Business and Action Without Meeting. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors then present, except as otherwise provided herein or required by law. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

Section 13. Fees and Compensation of Directors. Directors shall not receive any stated salary for their services as directors, but, by resolution of the Board, a fixed fee, with or without expenses of attendance, may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, member of a committee of the Board of Directors or otherwise, and receiving compensation therefor.

Section 14. Nomination of Director Candidates. Subject to the rights of holders of any Preferred Stock then outstanding, nominations for the election of directors may be made by the Board of Directors or a proxy committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if timely notice of such stockholder's intent to make such nomination or nominations has been given in writing to the Secretary of the Corporation. To be timely, a stockholder nomination for a director to be elected at an annual meeting shall be received at the Corporation's principal executive offices not less than one hundred twenty (120) calendar days in advance of the date that the Corporation's (or Corporation's predecessor's) proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders. However, if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year's proxy statement, or in the event of a nomination for director to be elected at a special meeting, notice by the stockholders to be timely must be received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the special meeting was mailed or such public disclosure was made. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected.

In the event that a person is validly designated as a nominee in accordance with this Section 14 and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee upon delivery, not fewer than thirty (30) days prior to the date of the meeting for the election of such nominee, of a written notice to the Secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to this Section 14 had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of each such substitute nominee.

If the chairperson of the meeting for the election of directors determines that a nomination of any candidate for election as a director at such meeting was not made in accordance with the applicable provisions of this Section 14, such nomination shall be void.

ARTICLE IV

COMMITTEES

Section 1. Committees. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate such committees, each consisting of one or more directors, as it may from time to time deem advisable to perform such general or special duties as may from time to time be delegated to any such committee by the Board of Directors, subject to the limitations contained in the General Corporations Law of Delaware, or imposed by the Certificate of Incorporation or by these bylaws. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware if the resolution which designates the committees or a supplemental resolution of the Board of Directors so provides. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee.

Section 2. Minutes. Each committee shall keep regular minutes of its proceedings, which shall be filed with the Secretary.

Section 3. Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third (1/3) of the authorized members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

ARTICLE V

OFFICERS

Section 1. Officers. The officers of the Corporation shall be a Chief Executive Officer, one or more Presidents, one or more Vice Presidents, a Secretary, and a Chief Financial Officer of the Corporation. The Corporation may also have, at the discretion of the Board of Directors, a Chairperson of the Board, a Treasurer, one or more Assistant Secretaries, a General Counsel and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. The Chairperson of the Board, if there shall be such an officer, shall be a member of the Board of Directors. One person may hold two or more offices.

Section 2. Election. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Sections 3 and 5 of this Article V, shall be chosen annually by the Board of Directors and each shall hold office until such officer shall resign or shall be removed or otherwise disqualified to serve, or such officer's successor shall be elected and qualified.

Section 3. Subordinate Officers, etc. The Board of Directors may appoint, or may empower the Chief Executive Officer to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these bylaws or as the Board of Directors may from time to time determine.

Section 4. Removal and Resignation of Officers. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board, or by an officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. Vacancies in Office. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to such office.

Section 6. Chairperson of the Board. The Chairperson of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board of Directors or prescribed by these bylaws. He or she shall preside at all meetings of the stockholders.

Section 7. Chief Executive Officer. Subject to the powers, if any, as may be given by the Board of Directors to the Chairperson of the Board, if there be such an officer, the Chief Executive Officer shall be the general manager and chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and affairs of the Corporation. In the absence of a Chairperson of the Board, he or she shall preside at all meetings of the stockholders. He or she shall have the general powers and duties of management usually vested in the office of Chief Executive Officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or by these bylaws.

Section 8. Presidents. Each President shall, subject to the control of the Chief Executive Officer and the Board of Directors, have the responsibility for the supervision, direction, and control of such portions of the business and such officers of the Corporation as report to him or her and shall exercise such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors, the Chairperson of the Board or the Chief Executive Officer, or as may be prescribed by these bylaws.

Section 9. Vice Presidents. . Each Vice President shall , subject to the control of the Chief Executive Officer and the Board of Directors and any officer to whom he or she reports, have the responsibility for the supervision, direction, and control of such portions of the business and such officers of the Corporation as report to him or her and shall exercise such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors, the Chairperson of the Board or the Chief Executive Officer or any officer to whom he or she reports, or as may be prescribed by these bylaws. "Vice President(s)" as used in these bylaws shall include Senior Vice President(s).

Section 10. Secretary. The Secretary shall keep, or cause to be kept, a book of minutes in written form of the proceedings of the Board of Directors, committees of the Board, and stockholders. Such minutes shall include all waivers of notice, consents to the holding of meetings, or approvals of the minutes of meetings executed pursuant to these bylaws or the General Corporation Law of Delaware. The Secretary shall keep, or cause to be kept at the principal executive office or at the office of the Corporation's transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of shares held by each.

The Secretary shall give or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by these bylaws or by law to be given, and shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these bylaws.

Section 11. Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account in written form or any other form capable of being converted into written form.

The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. He or she shall disburse all funds of the Corporation as may be ordered by the Board of Directors, shall render to the Chief Executive Officer and directors, whenever they request it, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or by these bylaws.

Section 12. Treasurer. The Treasurer shall have the powers and duties prescribed by these bylaws, the Chief Executive Officer, the Chief Financial Officer or by the Board of Directors. In the absence or disability of the Chief Financial Officer, she or he shall have all of her or his powers and duties.

Section 13. Assistant Treasurers. The Assistant Treasurers shall have the powers and duties prescribed by these bylaws or assigned by the Chief Financial Officer, if there be such an officer, or the Treasurer. In the absence or disability of the Treasurer, they shall have all of his or her powers and duties.

Section 14. Assistant Secretaries. The Assistant Secretaries shall have the powers and duties prescribed by these bylaws or assigned by these bylaws or assigned by the Secretary. In the absence or disability of the Secretary, they shall have all of the powers and duties of such officer.

Section 15. General Counsel. Subject to the control and supervision by the Chief Executive Officer or such officer as the Chief Executive Officer may designate, and by the Board of Directors, the General Counsel shall be the chief legal officer of the Company, and she or he shall have such other powers and duties as may be prescribed by these bylaws or by the Board of Directors, the Chief Executive Officeror such officer as the Chief Executive Officer may designate, and the usual powers and duties pertaining to her or his office.

Section 16. Compensation. The compensation of the officers shall be fixed from time to time by the Board of Directors or by a committee of the Board of Directors authorized to do so, and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a director of the Corporation.

ARTICLE VI

INDEMNIFICATION

Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement and amounts expended in seeking indemnification granted to such person under applicable law, this bylaw or any agreement with the Corporation) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article VI, the Corporation shall indemnify any such person seeking indemnity in connection with an action, suit or Proceeding (or part thereof) initiated by such person only if (a) such indemnification is expressly required to be made by law, (b) the action, suit or Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation, (c) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the General Corporation Law of Delaware, or (d) the action, suit or Proceeding (or part thereof) is brought to establish or enforce a right to indemnification under an indemnity agreement or any other statute or law or otherwise as required under Section 145 of the General Corporation Law of Delaware. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that, if required by the General Corporation Law of Delaware, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such Proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Section or otherwise.

Section 2. Right of Claimant to Bring Suit. If a claim under Section 1 of this Article VI is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if such suit is not frivolous or brought in bad faith, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or it stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

Section 3. Non-Exclusivity of Rights. The rights conferred on any person by Sections 1 and 2 of this Article VI shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 4. Indemnification Contracts. The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Article VI.

Section 5. Insurance. The Corporation may maintain insurance to the extent reasonably available, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

Section 6. Effect of Amendment. Any amendment, repeal or modification of any provision of this Article VI by the stockholders or the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification.

Section 7. Savings Clause. In the event that a court of competent jurisdiction should, by a decision which the Corporation chooses not to appeal or which is beyond all right of review, declare any portion or all of this Article VI invalid or unenforceable by reason of the operation of California Corporations Code Section 2115, or for any other reason, then the provisions of this Article VI and the corresponding provisions of any indemnification contracts entered into pursuant hereto shall be automatically amended and modified to eliminate any provision thereof which is found to be invalid or unenforceable and shall be deemed and construed to grant indemnification to the fullest extent permitted by applicable law, including the Corporations Code of the State of California if held to be controlling.

ARTICLE VII

NOTICES

Section 1. Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by prepaid telegram, mailgram, telecopy or commercial courier service. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice shall be deemed to be given shall be the time such notice is received by such stockholder, director, officer, employee or agent, or by any person accepting such notice on behalf of such person, if hand delivered, or the time such notice is dispatched, if delivered through the mails or by telegram or mailgram.

Section 2. Waivers. A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

ARTICLE VIII

STOCK

Section 1. Certificates of Stock. Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chairperson of the Board, President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her. Any of or all the signatures on the certificate may be facsimile.

Section 2. Transfers of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of this Article VIII of these bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 3. Record Date. The Board of Directors may fix a record date, which shall not be more than sixty (60) nor fewer than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled: to notice of or to vote at any meeting of stockholders or any adjournment thereof; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.

Section 4. Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 5. Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE IX

GENERAL CORPORATE MATTERS

Section 1. Checks, Drafts, Evidences of Indebtedness. All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

Section 2. Corporate Contracts and Instruments; How Executed. The Board of Directors, except as otherwise provided in these bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 3. Representation of Shares of Other Corporations. The Chairperson of the Board, the Chief Executive Officer, any President, or any Vice President, or any other person authorized by resolution of the Board of Directors or by any of the foregoing designated officers, is authorized to vote on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation, any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the Corporation. The authority granted to these officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.

Section 4. Construction and Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of Delaware shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

Section 5. Maintenance and Inspection of Books and Records. The Corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board of Directors, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of shares held by each stockholder. The Corporation shall also keep at its principal executive office the original or a copy of the bylaws as amended to date and its other books and records.

Any stockholder of the Corporation of record, in person or by attorney or other agent shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder.

Section 6. Inspection by Directors. Any director shall have the right to examine the Corporation's stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his or her position as a director.

ARTICLE X

AMENDMENTS

Section 1. Amendments. The Board of Directors is expressly empowered to adopt, amend or repeal bylaws of the Corporation. Any adoption, amendment or repeal of bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The stockholders shall also have power to adopt, amend or repeal the bylaws of the Corporation.

AMENDMENTS TO BYLAWS

July 24, 1986

Original bylaws were adopted by the Action of Sole Incorporator.

April 19, 1989

Board adopted amendments to Article II, Section 3, and Article VI, Sections 1 and 2, to reflect comments received from the California Department of Corporations in connection with qualification of the 1986 Stock Purchase Plan (see UWC dated 04-19-89).

October 27, 1989

Board adopted amendment to Article VI to add Section 7, entitled "Savings Clause" (see 10-27-89 Minutes).

August 24, 1992

Board adopted amendments to Sections 2 and 3 of Article III to provide for the establishment of a classified board of directors (see UWC dated 08-24-92).

October 20, 1992

Amendments to Article III were adopted by the stockholders at the 1992 Annual Meeting (see 10-20-92 Minutes of Annual Meeting).

February 16, 1995

Board adopted amendments to Article V, including the addition of a new Section 7 (Chief Executive Officer, 12 (Treasurer), 13 (Assistant Treasurers), 14 (Assistant Secretaries), 15 (General Counsel), 16 (Controller) and the revision of Section 8 (President) as well as certain other conforming changes throughout the text (see Minutes of Meeting of 02-16-95).

February 11, 1999

Board adopted amendments removing Section 16 (Controller) of Article V, and certain related conforming changes throughout the text (see Minutes of Meeting February 11, 1999).

April 26, 2000

Board adopted amendments providing for one or more Presidents by amending Article V, Section 8, and made certain related and conforming changes throughout the text (see Unanimous Written Consent dated April 26, 2000). 18